                                                                    EXHIBIT 10.4

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into to be effective as of August 31, 1997, by and between Physician Health Corporation, a Delaware corporation ("PHC"), Greater Cincinnati Gastroenterology Associates, Inc. ("Practice Group") and the individual shareholders of the Practice Group listed on Exhibit A attached hereto
                                             ---------
(individually a "Shareholder" and collectively the "Shareholders").

                               R E C I T A L S:
                               ---------------

     WHEREAS, the Boards of Directors of Practice Group and PHC have determined that a reorganization between Practice Group and PHC is in the best interests of their respective companies;

     WHEREAS, it is intended for Federal income tax purposes that the reorganization contemplated by this Agreement shall qualify as an reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code"); and

     WHEREAS, the Shareholders own all the issued and outstanding shares (the "Practice Group Shares") of common stock of Practice Group.

                             A G R E E M E N T S:
                             -------------------

     For and in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto, intending to be legally bound, covenant and agree as follows:

                                  ARTICLE I.
                          TERMS OF THE REORGANIZATION
                          ---------------------------

     I.1  The Closing.  The closing of the transactions contemplated hereby
          -----------
shall take place at 10:00 am local time, at the offices of Katz, Teller, Brant & Hild, a legal professional association, on the day (the "Closing Date") following the first day that the conditions precedent to Closing set forth in
Article VI and Article VII have been satisfied (or at such other place and time
----------     -----------
as the parties hereto shall mutually agree). In the event that the Closing does not occur on or prior to November 14, 1997, any party may terminate this Agreement by delivery of written notice to the other parties.

     I.2  Merger.  Subject to and upon the terms and conditions contained
          ------
herein, on the Closing Date, the Practice Group shall be merged with and into PHC in accordance with this Agreement and the separate corporate existence of the Practice Group shall thereupon cease ("Merger"). PHC shall be the surviving corporation in the Merger ("Surviving Corporation") and

                                       1-
shall continue to be governed by the laws of the State of Delaware and the separate corporate existence of PHC with all rights, privileges, powers, immunities and purposes shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law and the Ohio General Corporation Law. If all the conditions to the Merger set forth herein shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance herewith, the parties hereto shall cause to be properly executed and filed on the Closing Date Certificates of Merger for the Practice Group meeting the applicable legal requirements. The Merger shall become effective on the Closing Date or the filing of such documents, in accordance with applicable law.

     I.3  Certificate of Incorporation; Bylaws. The Certificate of
          ------------------------------------
Incorporation and Bylaws of PHC shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation unless and until duly amended in accordance with their terms.

     I.4  Directors; Officers. The persons who are directors of PHC immediately
          -------------------
prior to the effective date of the Merger shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. The persons who are officers of PHC immediately prior to the effective date of the Merger shall be the officers of the Surviving Corporation and shall hold their respective offices until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

     I.5  Conversion of Practice Group Shares. As a result of the Merger and
          -----------------------------------
without any action on the part of the holder thereof, all Practice Group Shares issued and outstanding on the effective date of the Merger shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing Practice Group Shares shall thereafter cease to have any rights with respect to such shares except the right to receive the cash and shares of the common stock of PHC (the "PHC Shares") in the amounts and as allocated as set forth on Annex I attached hereto, plus an amount (the
                                 -------
"Initial Working Capital Amount") in cash equal to the amount by which current assets exceed current liabilities as reflected on the balance sheet of the Practice Group prepared by the Practice Group in accordance with generally accepted accounting principles consistently applied ("GAAP") on the accrual basis of accounting as of the close of business on August 31, 1997 (the "Merger Consideration"). Notwithstanding the previous sentence, in computing the Initial Working Capital Amount, adequate provision shall be made (in accordance with GAAP except that the applicable federal income tax rate shall be assumed to be 34% and the applicable state and local income tax rates, if any, shall be the applicable maximum marginal corporate income tax rates and except that all accrued compensation expense shall be deemed to be fully deductible in 1997 for federal income tax purposes) for federal, state and local income taxes arising from conversion of such balance sheet from the cash method of accounting to the accrual method of accounting as if such taxes were due and payable in full by the Practice Group on August 31, 1997 (without regard to any

                                       2-
available deferral). The Practice Group shall designate the Initial Working Capital Amount at least two business days prior to the Closing Date. Notwithstanding the foregoing, the Merger Consideration otherwise receivable by the Shareholders on the effective date of the Merger shall be reduced by $200,000.00 cash (the "Withheld Portion"). Each share of Practice Group Shares held in treasury at the effective date of the Merger shall cease to be outstanding and shall be canceled and retired without payment of any consideration therefor. On the effective date of the Merger, each share of PHC Common Stock issued and outstanding shall, by virtue of the Mergers, and without any action on the part of the holder thereof, continue unchanged and remain outstanding as a share of validly issued, fully paid and nonassessable share of Surviving Corporation common stock.

     I.6  Closing Matters.
          ---------------

          (a) At the Closing, the Shareholders shall deliver or cause to be delivered to PHC stock certificates evidencing the Practice Group Shares duly endorsed in blank or accompanied by stock powers duly executed in blank.

          (b) At the Closing, PHC shall deliver to the Shareholders the cash and the PHC Shares set forth opposite their names on Annex I attached
                                                               -------
              hereto representing the Purchase Price, less the Withheld Portion.

     I.7  Exchange of Stock Certificates. On the effective date of the Merger,
          ------------------------------
the Shareholders, as the holders of a certificate or certificates representing Practice Group Shares shall, upon surrender of such certificate or certificates, receive the Merger Consideration, and until the certificate or certificates of Practice Group Shares shall have been surrendered by the Shareholder and replaced by a certificate or certificates representing PHC Common Stock (as set forth on Annex I), the certificate or certificates of Practice Group Shares
         --------
shall, for all purposes be deemed to evidence ownership of the number of shares of PHC Common Stock determined in accordance with the provisions of Annex I.
                                                                    -------
All PHC Shares issuable to the Shareholders in the Merger shall be deemed for all purposes to have been issued by PHC on the Closing Date. The Shareholders shall deliver to PHC at Closing the certificate or certificates representing the Practice Group Shares owned by them, duly endorsed in blank by the Shareholders, or accompanied by duly executed blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Shareholder's expense, affixed and canceled.

     I.8  Subsequent Actions. If, at any time after the Closing Date, PHC shall
          ------------------
consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in PHC its right, title or interest in, to or under any of the assets of Practice Group or otherwise to carry out this Agreement, in return for the consideration set forth in this Agreement, the Practice Group and Shareholders shall execute and deliver all such deeds, bills of sale, assignments and assurances and take and do all such other actions and things as may be necessary or desirable to vest, perfect

                                       3-
or confirm any and all right, title and interest in, to and under the assets of Practice Group in PHC or otherwise to carry out this Agreement.

     I.9  Purchase Price Adjustment.
          -------------------------

          (a) On or prior to the 180th day following the Closing Date, PHC shall deliver to the Shareholder Representative (defined below) in writing PHC's calculation of the Closing Working Capital Amount (defined below). If the Shareholder Representative objects to PHC's calculation of the Closing Working Capital Amount, he shall deliver to PHC a Dispute Notice within fifteen (15) business days of receipt by the Shareholder Representative of PHC's calculation. In the absence of such Dispute Notice, PHC's calculation shall be final and binding on each party hereto. If a Dispute Notice is delivered to PHC, PHC and the Shareholder Representative shall negotiate in good faith to resolve any differences related to the calculation of the Closing Working Capital Amount promptly following delivery of the Dispute Notice. If PHC and the Shareholder Representative fail to reach agreement after three business days of such good faith negotiations, then the Closing Working Capital Amount shall be determined by a partner in the Houston, Texas office of Coopers & Lybrand, L.L.P. (or its successor entity) with significant health care experience (the "Determining Party"), whose determination of the Closing Working Capital Amount shall be final and binding on each party hereto. In the event that it is necessary for the Determining Party to calculate the Closing Working Capital Amount, PHC and the Shareholder Representative will fully cooperate with the Determining Party in order to enable the Determining Party to reach its determination as soon as practicable, but in no event later than 15 days after the matter is referred to the Determining Party. The cost of retaining the Determining Party will be borne equally fifty percent (50%) by PHC and fifty percent (50%) through a deduction from the Withheld Portion. The "Shareholder Representative" shall be the individual designated by Alan Safdi, M.D., whom the parties agree has the power to bind the Shareholders for the limited purpose of this Section 1.9.
                                                           -----------

          (b) Subject to further adjustment as set forth in Section 8.1, on the
                                                            -----------
              date that is two hundred and twenty-five (225) days following the Closing Date, (i) to the extent that the Initial Working Capital Amount exceeds the Closing Working Capital Amount, PHC shall pay to the Shareholders (other than the Recent Shareholders and the Daniel G. Walker Trust ("Walker")) an amount equal to the Withheld Portion less the amount by which the Initial Working Capital Amount exceeds the Closing Working Capital Amount; (ii) to the extent that the Closing Working Capital Amount exceeds the Initial Working Capital Amount, PHC shall pay to the Shareholders (other

                                       4-
              than the Recent Shareholders and Walker) an amount equal to the Withheld Portion plus the amount by which the Closing Working Capital Amount exceeds the Initial Working Capital Amount; and
              (iii) to the extent that the Initial Working Capital Amount equals the Closing Working Capital Amount, PHC shall pay to the Shareholders (other than the Recent Shareholders and Walker) an amount equal to the Withheld Portion. To the extent that PHC pays to the Shareholders any portion of the Withheld Portion as provided above, PHC shall also pay to the Shareholders (other than the Recent Shareholders and Walker) an amount equal to the interest that has accrued on such portion since the Closing Date (computed using an interest rate of nine percent (9%) per annum). As used in this Agreement, the term "Closing Working Capital Amount" shall mean the amount by which current assets exceed current liabilities as reflected on the balance sheet of the Practice Group prepared in accordance with GAAP as of the close of business on August 31, 1997. Notwithstanding the previous sentence, in computing the Closing Working Capital Amount, provision shall be made (in accordance with GAAP except that the applicable federal income tax rate shall be assumed to be 34% and the applicable state and local income tax rates, if any, shall be the applicable maximum marginal corporate income tax rates and except that all accrued compensation expense shall be deemed to be fully deductible in 1997 for federal income tax purposes) for federal, state and local income taxes arising from conversion of such balance sheet from the cash method of accounting to the accrual method of accounting as if such taxes were due and payable in full by the Practice Group on August 31, 1997 (without regard to any available deferral).

          (c) Any payment made to the Shareholders (other than the Recent Shareholders and Walker) pursuant to this Section shall be made in cash on a pro rata basis in accordance with the number of Practice Group Shares held by each Shareholder (other than the Recent Shareholders) immediately preceding the Closing.

     I.10 Risk of Loss. Risk of loss to the assets of the Practice Group,
          ------------
however caused (other than by PHC or those duly authorized to act on behalf of PHC) from the date hereof, through the Closing Date, shall remain wholly upon the Practice Group. Such risk shall shift to PHC at the beginning (viz., 12:00:01 a.m.) of the day immediately following the Closing Date.


                                  ARTICLE II.
                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                ----------------------------------------------
                              AND PRACTICE GROUP
                              ------------------

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

     As a material inducement to PHC to enter into this Agreement, each Shareholder and Practice Group hereby, jointly, severally and unconditionally, represent and warrant to PHC as follows:

     II.1 Organization, Standing and Authority of Practice Group. Practice
          ------------------------------------------------------
Group is a corporation duly organized and validly existing under the laws of the State of Ohio and qualified to do business in all locations where the nature of its business or the ownership of its assets or properties requires such qualification. Practice Group has the full requisite corporate power and authority to (a) own all its assets and properties and to operate its business of operating a medical practice in the specialty of gastroenterology in the greater metropolitan Cincinnati, Ohio area (the "Practice") as conducted on the date hereof, (b) execute and deliver this Agreement and each other document or instrument contemplated hereby (collectively, the "Transaction Agreements") and perform its obligations hereunder and thereunder according to their respective terms, and (c) to carry on and operate the Practice as now being conducted. Practice Group is not a participant in any joint venture, partnership, association or similar business arrangement with any other person or party.

     II.2 Absence of Conflicting Agreements or Required Consents Relating to
          ------------------------------------------------------------------
Shareholders and Practice Group's Respective Obligations. The execution,
--------------------------------------------------------
delivery and performance by Shareholders and Practice Group respectively, of the Transaction Agreements (with or without the giving of notice, the lapse of time, or both): (a) except as expressly set forth on Schedule 2.2, do not require the
                                                ------------
consent of any governmental or regulatory authority or any other third party;
(b) will not conflict with any provision of Practice Group's articles of incorporation, regulations or other organizational documents; (c) will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which a Shareholder or Practice Group is a party or by which a Shareholder or Practice Group or their respective properties are bound; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which a Shareholder or Practice Group is a party or by which a Shareholder or Practice Group or their respective properties are bound and (e) will not create any claim, lien, charge or encumbrance upon any of the assets or properties of Practice Group.

    II.3  Licenses and Authorizations. Shareholders and Practice Group hold all
          ---------------------------
valid licenses, permits and other rights and authorizations required by any federal, state or local law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate the Practice at each of its current locations as it is currently being operated including, without limitation, the right to receive Medicare and Medicaid reimbursements. A correct and complete list of all such licenses, permits and other authorizations is set forth in
Schedule 2.3 hereto. None of such licenses has been revoked or suspended or is
------------
the subject of any proceeding or

                                       6-
action for revocation or suspension.

     II.4 Lease Agreements. Schedule 2.4 hereto contains a current list of all
          ----------------  ------------
the lease agreements and license and sublicense agreements to which Practice Group and/or Shareholders are parties and pursuant to which the Practice Group and/or a Shareholder lease (whether as lessor or lessee) or license (whether as licensor or licensee) any real or personal property related to the operation of the Practice Group (the "Lease Agreements"). Practice Group has delivered to
PHC true and complete copies of all of the Lease Agreements. Each of the Lease Agreements is valid and effective in accordance with its terms, and there is not under any of such Lease Agreements (a) any existing or claimed default by Practice Group or a Shareholder or event of default or event which with notice or lapse of time, or both, would constitute a default by Practice Group or a Shareholder, or (b) any existing default by any other party under any of the Lease Agreements or any event of default or event which with notice or lapse of time, or both, would constitute a default by any such party.

     II.5 Financial Statements. Attached hereto as Schedule 2.5 are Practice
          --------------------                     ------------
Group's unaudited financial statements for the fiscal years ending December 31, 1994, 1995 and 1996 and unaudited interim financial statements (the "Interim Financial Statements") for the period ending August 31, 1997 (the "Interim Financial Date"), reflecting the results of the operations and financial condition of Practice Group and the Practice at such dates which have been prepared in accordance with the federal income tax basis of accounting (cash method) consistently applied (collectively, the "Financial Statements"). The Financial Statements: (i) present fairly in all material respects the financial position of Practice Group and the Practice as of the dates indicated and present fairly in all material respects the results of Practice Group's operations for the periods then ended in accordance with the federal income tax basis of accounting (cash method) and (ii) are in accordance with the books and records of the Practice Group, as the case may be, which have been properly maintained and are complete and correct in all material respects.

     II.6 Absence of Changes. Except as expressly set forth in Schedule 2.6
          ------------------                                   ------------
hereto and as permitted or contemplated by this Agreement, since the Interim Financial Date, Shareholders and Practice Group have conducted the Practice only in the ordinary course of business consistent with past practices, and have not:

          (a) Suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations (such change, a "Material Adverse Effect");

          (b) Paid, discharged or satisfied any material liability other than the payments, discharge or satisfaction of liabilities in the ordinary course of business;

          (c) Written off as uncollectible any receivable, except for contractual

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

              discounts and write-offs in the ordinary course of business, exceeding Five Thousand and No/100 Dollars ($5,000) in the aggregate;

          (d) Canceled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets;

          (e) Entered into any commitment or transaction not in the ordinary course of business or made any capital expenditure or commitment in excess of Five Thousand and No/100 Dollars ($5,000.00);

          (f) Made any change in any method of accounting or accounting practice for financial or income tax purposes;

          (g) Incurred any liabilities or obligations (absolute, accrued or contingent) in excess of Five Thousand and No/100 Dollars ($5,000.00), except for trade payables incurred in the ordinary course of business;

          (h) Mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any lien, claim or encumbrance, except for liens of current personal property taxes not yet due and payable;

          (i) Sold or otherwise transferred any ownership interest in Practice Group;

          (j) Increased any salaries, wages or any employee benefits for any employee;

          (k) Hired, committed to hire or terminated any employee; or

          (l) Agreed, whether in writing or otherwise, to take any action particularly described in this Section 2.6.
                                             -----------

     II.7 Litigation and Claims. Except as expressly set forth in Schedule 2.7
          ---------------------                                   ------------
hereto, there are no claims, lawsuits, counterclaims, proceedings, or investigations pending, and to Shareholders' or Practice Group's knowledge threatened, against or affecting a Shareholder, Practice Group, the Practice or any licensed professional or other individual employed by or under contract with the Practice in any court or before any arbitrator or governmental authority or agency, and to Shareholders' or Practice Group's knowledge, there is no reasonable basis for any such action or any state of facts or occurrence of any event which would be likely to give rise to the foregoing which has or would be likely to have a Material Adverse Effect on the Practice Group, on a Shareholder's or Practice Group's performance hereunder, or on the continued operation of the Practice. There are no unsatisfied judgments against a Shareholder, Practice Group, the Practice, or any licensed professional or other individual affiliated with the Practice,

                                       8-
or any consent decrees to which any of the foregoing are subject which would reasonably be likely to have a Material Adverse Effect on the Practice Group, on Practice Group's or a Shareholder's performance hereunder, or on the continued operation of the Practice.

     II.8 No Undisclosed Liabilities. Except as and to the extent reflected in
          --------------------------
the Financial Statements or as expressly shown in Schedule 2.8 hereto, Practice
                                                  ------------
Group has no material liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the Interim Financial Date, which do not in the aggregate have a Material Adverse Effect on the Practice Group or the Practice.

     II.9 No Violation of Law, Generally.
          ------------------------------

          (a) Except as expressly set forth in Schedule 2.9 hereto, to the
                                               ------------
              Shareholders' or Practice Group's knowledge, neither Practice Group nor a Shareholder has been or shall be as of the Closing Date (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales, referral or pricing practices (including, without limitation, Titles 18 and 19 of the Social Security Act and all applicable zoning and use laws).

          (b) Billing Practices/Regulatory Compliance.
              ---------------------------------------

               (i)  Billing Practices Generally. Except as set forth in Schedule
                    ---------------------------                         --------
                    2.9, to Shareholders' or Practice Group's knowledge, all
                    ---
                    billing practices by Practice Group to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct and in compliance with all applicable laws, regulations and policies of all such third party payors, and Practice Group has not billed for or received any payment or reimbursement in excess of amounts allowed by law.

               (ii) Fraud and Abuse. Practice Group, its officers and
                    ---------------
                    directors, and persons and entities providing professional services for Practice Group, have not engaged in any activities which are prohibited under the federal Fraud and Abuse Statute, 42 U.S.C. (S) 1320 a-7b and Regulations contained in 42 CFR (S) 1001 et seq. (the "Fraud and Abuse Statute"), or related state or local statutes or regulations,

                                       9-
                    or which are prohibited by rules of professional conduct, including, but not limited, to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and (d) knowingly and willfully offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind to any person to induce such person (1) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid or (2) to purchase, lease, order, or arrange for or recommend purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Medicare or Medicaid.

           (c) Transactions with Referral Sources. Except as expressly set forth
               ----------------------------------
               in Schedule 2.9, neither any Shareholder nor Practice Group nor
                  ------------
               any affiliate of Practice Group, nor any director, officer or employee thereof, is a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business for Practice Group to provide services, lease space, lease equipment or engage in any other venture or activity.

     II.10 Properties.
           ----------

           (a) Schedule 2.10(a) hereto sets forth a current and complete list
               ----------------
               and description of all of the tangible and intangible assets owned by Practice Group as of the Interim Financial Date.

                                      10-

           (b) Schedule 2.10(b) hereto sets forth a current and complete list of
               ----------------
               all property, equipment and other assets leased, subleased, or licensed or sublicensed by Practice Group including, without limitation, all computer hardware and software (collectively, the "Leased Equipment").

           (c) To the extent not expressly itemized in the Interim Financial Statements, Schedule 2.10(c) hereto sets forth a current and
                           ----------------
               complete list and description of all equipment, utility and other deposits owned by Practice Group.

           (d) Except as expressly set forth and described on Schedule 2.10(d),
                                                              ----------------
               Practice Group: (i) has good, valid and indefeasible title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected, but not shown as leased or encumbered, in the Interim Financial Statements (except for inventory and assets sold in the ordinary course of business consistent with past practice and supplies consumed in the ordinary course of business consistent with past practice since the Interim Financial Date) and (ii) owns such rights, assets and personal property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interest, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

           (e) All of the Leased Equipment and tangible assets owned by Practice Group are in good operating condition and repair and will be in such condition on the Closing Date.

           (f) All of the durable and nondurable supplies owned by Practice Group are of a quality and quantity usable in the ordinary and usual course of the business of Practice Group.

           (g) No assets, rights or interests are required in addition to those tangible assets, Leased Equipment, rights and interests owned by Practice Group in order to manage or operate the Practice and/or business of the Practice Group as it is currently being managed and operated by Practice Group.

     II.11 Indebtedness. Schedule 2.11 sets forth a current and complete list
           ------------  -------------
and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed funds of Practice Group in excess of Five Thousand and No/100 Dollars ($5,000.00), as well as indebtedness by way of lease purchase arrangements, guarantees, undertakings on which others

                                      11-
rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by Practice Group. Practice Group has not loaned funds to or guaranteed a loan to any employee or shareholder of Practice Group or other investor in Practice Group that is in a position, directly or indirectly to make or influence referrals of patients to, furnish items or services to, or otherwise generate business for the Practice.

     II.12 Employee Contracts, Union Agreements and Benefit Plans. Except as set
           ------------------------------------------------------
forth on Schedule 2.12 hereto, Practice Group is not a party to any employment
         -------------
contract (except for oral employment agreements which are terminable by Practice Group at will), consulting or collective bargaining contracts, deferred compensation, pension (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder ("ERISA")), profit sharing, bonus or other nonqualified benefit or compensation commitments, benefit plans, arrangements or plans (whether written or oral), including all welfare plans, as defined in
Section 3(l) of ERISA, of or pertaining to any present or former employee of Practice Group, or its predecessors in interest, that have been in effect at any time within the past five (5) years.

     II.13 Labor Relations. Except as expressly set forth in Schedule 2.13
           ---------------                                   -------------
hereto:

          (a) Practice Group is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act;

          (b) There is no unfair labor practice, charge or complaint or any other matter against or involving Practice Group pending or, to the Shareholders' or Practice Group's knowledge, threatened before the National Labor Relations Board or any court of law;

          (c) There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, the making of workers' compensation claims, sexual preference, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against Practice Group. There have been no governmental audits of the equal employment opportunity practices of Practice Group, and to Shareholders' or Practice Group's knowledge, no reasonable basis for any such audit exists;

          (d) Practice Group is in compliance with the Immigration Reform and Control

                                      12-

              Act of 1986, as amended, and all applicable regulations promulgated thereunder; and

          (e) There are no inquiries, investigations or monitoring activities of any licensed, registered, or certified professional personnel employed by, credentialed or privileged, or under contract with Practice Group or the Practice pending or, to Shareholders' or Practice Group's knowledge, threatened by any state professional board or agency charged with regulating the professional activities of health care practitioners or providers.

     II.14 Contracts and Commitments.  Except as expressly set forth in Schedule
           -------------------------                                    --------
2.14 hereto:
----

           (a) No written or oral contract or commitment to which Practice Group is a party or is bound continues for a period of more than six
               (6) months from the date hereof or requires payments by Practice Group after the Closing Date, in the aggregate, in excess of Five Thousand and No/100 Dollars ($5,000.00);

           (b) There are no written or oral contracts or agreements to which Practice Group is a party or is bound:

               (i) With any of the directors, officers or shareholders of the Practice Group, or

               (ii) With any person related by blood or marriage to any
                    director, officer or shareholder of Practice Group or with any company or other organization in which anyone related by blood or marriage to Practice Group has a direct or indirect financial interest;

           (c) Neither Practice Group nor any Shareholder is a party to or bound by any contracts or agreements containing covenants prohibiting or limiting the freedom of a Shareholder and/or Practice Group to compete in any line of business or to subject the employees or patients of any business in any geographic area or requiring a Shareholder and/or Practice Group to share any profits;

           (d) Neither Practice Group nor any Shareholder is a party to any existing agreement for the management or administration of the Practice, and neither Practice Group nor any Shareholder is obligated to become a party to any such management or administration agreement;

                                      13-

           (e) Neither Practice Group nor any Shareholder is a party to or bound by any contract, agreement or other arrangement that has had or may in the future have a Material Adverse Effect upon the Practice Group; and

           (f) Neither Practice Group nor any Shareholder is a party to or bound by any contract, agreement or other arrangement, requiring the personal services of another person or entity which would be reasonably likely to violate any of the provisions of the Fraud and Abuse Statute.

     II.15 Environmental Protection.  Except as would not reasonably be expected
           ------------------------
to have a Material Adverse Effect, Practice Group has obtained all permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by a Shareholder and/or Practice Group for the operation of the Practice under federal, state and local laws relating to pollution, protection of the environment or the generation or disposal of waste. Except as would not reasonably be expected to have a Material Adverse Effect, Practice Group is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations. Except as would not reasonably be expected to have a Material Adverse Effect, Practice Group is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as expressly disclosed on Schedule 2.15 hereto and,
                                                       -------------
except as would not reasonably be expected to have a Material Adverse Effect, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or statutory liability or, to Shareholders' or Practice Group's knowledge, otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, or any pollutant, contaminant, or hazardous or toxic material or waste (including medical waste) with respect to Practice Group or the Practice.

     II.16 Filing of Reports.  All returns, reports, plans and filings of any
           -----------------
kind or nature necessary to be filed by Practice Group with any governmental authority have been properly completed and timely filed in compliance with all applicable requirements where failure to so file would have a Material Adverse Effect on the Practice after the Closing.

     II.17 Insurance Policies.  Schedule 2.17 hereto sets forth a complete and
           ------------------   -------------
accurate list and description of all insurance policies in force (i) naming any Shareholder or any director, officer or employee of Practice Group as an insured or beneficiary or as a loss payee and for which Practice Group has paid or is obligated to pay all or any part of the premiums including, without limitation, all general liability, malpractice, fire, health, disability and life insurance

                                      14-
policies or (ii) naming Practice Group as an insured or beneficiary or as a loss payee. Practice Group has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and Practice Group and Shareholders are in compliance with all conditions contained therein. Except as expressly set forth on Schedule 2.17 hereto, there
                                                     -------------
are no pending claims against such insurance by Practice Group as to which insurers are defending under reservation of rights or have denied liability, and except as set forth on Schedule 2.17 hereto, there exists no claim under such
                       -------------
insurance that has not been properly filed or reported by Practice Group.

     II.18 Accounts Receivable. Attached hereto as Schedule 2.18 is a true,
           -------------------                     -------------
complete and accurate list and aging of all accounts receivable of Practice Group as of the Interim Financial Date. All such accounts receivable arose in the ordinary course of the business of Practice Group for the provision of professional services, have not been previously written off as bad debts and, to the knowledge of the Practice Group and the Shareholders, are properly recorded in the Interim Financial Statements.

     II.19 Accounts Payable. Attached hereto as Schedule 2.19 is a current and
           ----------------                     -------------
complete list of all accounts payable of Practice Group as of the Interim Financial Date, including each individual indebtedness of Five Hundred and No/100 Dollars ($500.00) or more and setting forth the payee, the amount of indebtedness and such additional information as may be material with respect to any such account payable.

     11.20 Inventory. All items of inventory of the Practice reflected on the
           ---------
Interim Financial Statements consisted, all such items on hand on the date of this Agreement consist, and all such items on hand on the Closing Date will consist, of items of a quality and a quantity usable in the ordinary course of the Practice Group's business and conform to generally accepted standards for physician medical practices. The purchase commitments of Practice Group for inventory are not materially in excess of normal requirements, and none of such purchase commitments were made at prices in excess of prevailing market prices at the time of purchase.

     II.21 Inspections and Investigations. Neither any Shareholder's nor
           ------------------------------
Practice Group's right nor the right of any licensed professional or other individual employed by or under contract with the Practice to receive Medicare and Medicaid reimbursements has been terminated or otherwise adversely affected as a result of any investigation or action by any federal or state governmental regulatory authority. Except as expressly set forth and described on Schedule
                                                                      --------
2.21, to Shareholders' or Practice Group's knowledge, neither Practice Group nor
----
any Shareholder nor any licensed professional or other individual affiliated with the Practice has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit or monitoring by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency, nor has Practice Group, any Shareholder or the Practice received from any such entity any notice of deficiency in connection with the operation of the Practice. Except as set forth in Schedule 2.21, no Shareholder has been the subject of a "medical
         -------------

                                      15-
malpractice action or claim" or a "professional review action" within the last three (3) years as those terms are defined in the Health Care Quality Improvement Act of 1986. Attached as part of Schedule 2.21 hereto are copies of
                                              -------------
all reports, correspondence, notices and other documents relating to any such inspection, investigation, survey, audit, monitoring or other form of review to which any of the foregoing has been subject.

     II.22 Ownership of Medical Service Practice(s). Except as expressly set
           ----------------------------------------
forth in Schedule 2.22 hereto, no Shareholder nor any member of any
         -------------
Shareholder's family owns any interest in nor has a financial relationship with any health care facility, practice or entity other than Practice Group (including, without limitation, any physician or physician practice, allied professional services such as chiropracty, physical therapy or podiatry, or any physician management services organization, or any provider of ancillary or specialty services including, but not limited to, laboratory and radiology services).

     II.23 Agreements in Full Force and Effect. Except as expressly set forth in
           -----------------------------------
the Schedules to this Agreement, all contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in any Schedule delivered hereunder are valid and binding and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally. There is no pending or, to Shareholders' or Practice Group's knowledge, threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by Practice Group, any Shareholder or any other party thereto.

     II.24 Taxes.
           -----

           (a) As used in this Agreement, "Taxes" means all taxes, fees, assessments, levies, duties and other charges of any nature imposed by any federal, state, local or foreign taxing authority, together with all interest, penalties, fines and other additions imposed in respect thereof.

           (b) As used in this Agreement, "Tax Returns" means all original and amended returns, declarations, certifications, statements, notices, elections, estimates, reports, claims for refund and information returns relating to or required to be filed or maintained in connection with any Tax, together with all schedules and attachments thereto.

           (c) All Tax Returns required to have been filed by the Practice Group have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all material respects. Except as disclosed in Schedule 2.24, (i) the Practice
                                                -------------
               Group is not currently the beneficiary of

                                      16-
               any extension of time within which to file any Tax Return, and
               (ii) no claim has ever been made by any governmental authority in a jurisdiction where the Practice Group does not file Tax Returns that the Practice Group is or may be subject to taxation by that jurisdiction.

           (d) All Taxes of the Practice Group which have become due (without regard to any extension of the time for payment and whether or not shown on any Tax Return) have been paid. The Practice Group has withheld and paid over to the applicable taxing authority all Taxes required to have been withheld and paid over and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of the Practice Group, other than liens for Taxes not yet due and payable or for Taxes disclosed in
               Schedule 2.24 that are being contested in good faith through
               -------------
               appropriate proceedings and for which adequate reserves have been established in the Financial Statements.

           (e) The accrued unpaid Taxes of the Practice Group at August 31, 1997, will not exceed the amount of the current liability accruals for Taxes (exclusive of reserves for deferred Taxes established to reflect timing differences) reflected in the calculation of the Closing Working Capital Amount. For this purpose, the portion of any Tax imposed on a periodic basis that is attributable to a taxable period beginning before and ending after the Closing Date shall be determined by apportioning the Tax for the entire period based upon the number of days in the period, except that any such Tax measured by income or receipts shall be apportioned based upon actual results of operations through the end of the Closing Date.

           (f) No deficiencies exist or have been asserted or are expected to be asserted (verbally or in writing) with respect to Taxes of the Practice Group and the Practice Group has not received notice nor does it expect to receive notice (verbally or in writing) that it has not filed a Tax Return or paid any Taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of the Practice Group is currently in process, pending or, to the Shareholders' or Practice Group's knowledge, threatened (verbally or in writing). No waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of the Practice Group is in effect. There are no outstanding requests for rulings with any taxing authority relating to Taxes of the Practice Group.

           (g) The Practice Group is not and has never been (i) a party to any tax sharing

                                      17-
               agreement or arrangement (formal or informal, verbal or in writing), or (ii) a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return, or any similar group under analogous provisions of other law.

           (h) The Practice Group has delivered to PHC true and complete copies of all federal, state, local and foreign income Tax Returns filed by the Practice Group for its three most recently ended taxable years, together with all related examination reports, statements of deficiencies and closing and other agreements. Schedule 2.24
                                                                 -------------
               indicates which, if any, of such returns have been, or currently are, the subject of any audit, examination or other Tax proceeding.

           (i) The Practice Group (i) has not filed a consent under Code Section 341(f) concerning collapsible corporations; (ii) has not made any payments, obligated itself to make any payments or become a party to any agreement that under any circumstance could obligate it or any successor or assignee of it to make any payments that are not or will not be deductible under Code Section 280G, or that would be subject to excise Tax under Code Section 4999; (iii) is not a "foreign person" as defined in Code Section 1445(f)(3); (iv) is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);
               (v) does not own and has not owned any interest in any "controlled foreign corporation" as defined in Code Section 957 or "passive foreign investment company" as defined in Code
               Section 1296; (vi) is not and has not been a party to any agreement or arrangement for which partnership Tax Returns are required to have been filed; (vii) does not own any asset that is subject to a "safe harbor lease" within the meaning of Code
               Section 168(f)(8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (viii) does not own any "tax-exempt use property" within the meaning of Code Section 168(h) or "tax exempt bond financed property" within the meaning of Code Section 168(g)(5); and (ix) has not agreed to and is not required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

           (j) As used in this Section only, "Practice Group" shall be deemed to include any and all subsidiaries and predecessor entities.

     II.25 Capitalization; Title to Shares.  Each Shareholder has, and on the
           -------------------------------
Closing Date will have, good title to those Practice Group Shares owned by Shareholder, free and clear of all claims, liens, charges, encumbrances, options, and rights of any third parties whatsoever.

                                      18-

Practice Group has a total number of shares of its capital stock authorized and a total number of shares of its capital stock outstanding as set forth in Annex
                                                                          -----
I attached hereto. No person or entity has any rights to acquire or to be
-
granted from the Practice Group any shares in the Practice Group or any options or other rights to acquire shares in the Practice Group.

     II.26 Corporate Documents.
           -------------------

           (a) The corporate minute books of Practice Group, made available by Practice Group to PHC prior to the date hereof, accurately reflect all significant corporate actions taken by the directors and shareholders of Practice Group or any committee of the Board of Directors of Practice Group, and contain true and accurate copies of or originals of the respective minutes of all meetings or consent actions of the directors and shareholders of Practice Group and any committee of the Board of Directors of Practice Group.

           (b) The stock record books of Practice Group, made available by Practice Group to PHC prior to the date hereof, accurately reflect the stock ownership of Practice Group, and contain complete and accurate records with respect to the transfer of all securities issued by Practice Group since its inception.

     II.27 Statements True and Correct. No representation or warranty made by
           ---------------------------
any Shareholder or Practice Group herein, nor any statement, certificate or instrument furnished or to be furnished by any Shareholder or Practice Group to PHC pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein not misleading.

     II.28 Investment Intent. Each Shareholder represents that he is acquiring
           -----------------
his PHC Shares for his own direct account or investment and not with a view, directly or indirectly, to or in connection with a distribution thereof and will not sell or transfer his or her respective PHC Shares in violation of any federal or state securities laws and the rules and regulations promulgated pursuant thereto. Each Shareholder (other than the Recent Shareholders) is an "Accredited Investor" within the meaning of Rule 501 under Regulation D of the Securities Act of 1933 (the "Securities Act"), and capable of evaluating, either alone or with Shareholder's representatives and advisors, the merits and risks of the investment in the PHC Shares to be made hereunder by such Shareholder.

     II.29 Reorganization Matters.
           ----------------------

     (a) There is no present plan, intention or arrangement by any Shareholder to sell, exchange, or otherwise dispose of any of the PHC Shares to be received by any Shareholder in

                                      19-
the Merger.

     (b) Except as disclosed to PHC in writing, neither Practice Group nor any Shareholder has issued, redeemed, acquired or disposed of, or agreed to issue, redeem, acquire or dispose of, any shares of capital stock of Practice Group, or securities convertible into or exchangeable for shares of capital stock of Practice Group, in contemplation of the Merger.

     (c) Practice Group owns a significant portion of its historic business assets within the meaning of Treasury Regulations Section 1.368-1(d)(4).

     (d) None of the Practice Group Shares is encumbered by or subject to any liability. No liabilities of any Shareholder will be assumed by PHC or any affiliate of PHC in the Merger. All of Practice Group's liabilities were incurred in the ordinary course of its business, for a bona-fide business purpose and not in contemplation of the Merger or with a principal purpose of federal income tax avoidance.

     (e) The fair market value of Practice Group's assets exceeds the sum of the Practice Group's liabilities.

     II.30 Walker Matters. All representations and warranties of Practice Group
           --------------
contained herein are qualified to the extent (and only to the extent) made untrue or inaccurate by the issuance of Practice Group Shares to Walker (whom the parties acknowledge is not licensed to practice medicine) immediately prior to Closing.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PHC
                     -------------------------------------

     As an inducement to Shareholders and Practice Group to enter into this Agreement, PHC hereby represents and warrants to the Shareholders and to Practice Group as follows:

     III.1 Organization, Standing and Authority of PHC. PHC is a corporation
           -------------------------------------------
duly organized and validly existing under the laws of the State of Delaware and qualified to do business in all locations where the nature of its business or the ownership of its assets or properties requires such qualification. PHC has the full requisite corporate power and authority to (a) own all its assets and properties and to operate its business as conducted on the date hereof and (b) execute and deliver the Transaction Agreements and perform its obligations hereunder and thereunder according to their respective terms. PHC is not a participant in any joint venture, partnership, association or similar business arrangement with any other person or party, other than the various management services agreements and similar agreements which it has entered into and enters into from time to time as part of its business.

     III.2 Absence of Conflicting Agreement or Required Consents Relating to
           -----------------------------------------------------------------
PHC's
-----

                                      20-

Obligations. Except as expressly set forth on Schedule 3.2, the execution,
-----------                                   ------------
delivery and performance by PHC of the Transaction Agreements (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any governmental or regulatory authority or any other third party;
(b) will not conflict with any provision of PHC's restated certificate of incorporation, bylaws or other organizational documents; (c) will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which PHC is a party or by which PHC is bound; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which PHC is a party or by which PHC is bound and (e) will not create any claim, lien, charge or encumbrance upon any of the assets or properties of PHC.

     III.3 Capital Stock of PHC. The PHC Shares are duly authorized, and when
           --------------------
issued to Shareholders by PHC, will be validly issued, fully paid and nonassessable. As of October 9, 1997, PHC has such number of shares of its various classes of capital stock authorized and such number of shares of its various classes of capital stock outstanding as set forth in Schedule 3.3
                                                             ------------
attached hereto.

     III.4 No Violation of Law. To PHC's knowledge, PHC has not been nor shall
           -------------------
be, as of the Closing Date (by virtue of any act, omission to act, contract to which it is a party or any current state of facts whatsoever) in violation of any applicable material local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any other governmental body, agency, authority or court binding on it, or relating to its property or business which could have a Material Adverse Effect.

     III.5 Litigation and Claims. Except as expressly set forth in Schedule 3.5,
           ---------------------                                   ------------
there are no claims, lawsuits, counterclaims, proceedings, or investigations pending, or to PHC's knowledge, threatened, against or affecting PHC in any court or before any arbitrator or governmental authority or agency, and, to PHC's knowledge, there is no basis for any such action or state of facts or occurrence of any event which might give rise to the foregoing which has or could have a Material Adverse Effect on PHC. There are no unsatisfied judgments against PHC or any consent decrees to which PHC is subject which would have a Material Adverse Effect on PHC.

     III.6 Financial Statements of PHC. Attached hereto as Schedule 3.6 are PHC'
           ---------------------------                     ------------
unaudited financial statements for the calendar year ending December 31, 1995, audited financial statements for the calendar year ending December 31, 1996, and the audited financial statements for the six month period ending June 30, 1997 (collectively, the "PHC Financial Statements"), reflecting the results of the operations and financial condition of PHC as of such date, which have been prepared in accordance with generally accepted accounting principles consistently applied, subject, in the case of PHC's interim financial statements, to normal year-end adjustments. The PHC Financial Statements: (i) present fairly in all material respects the

                                      21-
financial condition of PHC as of such date, which have been prepared in accordance with generally accepted accounting principles consistently applied, subject, in the case of PHC's interim financial statements, to normal year-end adjustments. The PHC Financial Statements: (i) present fairly in all material respects the financial position of PHC as of the dates indicated and present fairly in all material respects the results of PHC's operations for the periods then ended in accordance with GAAP and (ii) are in accordance with the books and records of PHC which have been properly maintained and are complete and correct in all material respects.

     III.7     No Undisclosed Liabilities. Except as and to the extent reflected
               --------------------------
in the PHC Financial Statements or in the Memorandum (as such term is defined in
Section 6.5), PHC has no material liability or obligation whatsoever, whether
-----------
matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the Interim Financial Date, which do not in the aggregate have a Material Adverse Effect on PHC.

     III.8     No Violation of Law, Generally.
               ------------------------------

               (a)  Billing Practices Generally. To PHC's knowledge, all billing
                    ---------------------------
                    practices by PHC to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct and in compliance with all applicable laws, regulations and policies of all such third party payors, and PHC has not billed for or received any payment or reimbursement in excess of amounts allowed by law.

               (b)  Fraud and Abuse. PHC has not engaged in any activities which
                    ---------------
                    are prohibited under the federal Fraud and Abuse Statute, 42 U.S.C. (S) 1320 a-7b and Regulations contained in 42 CFR (S) 1001 et seq. (the "Fraud and Abuse Statute"), or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited, to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate),

                                      22-
                    directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and (d) knowingly and willfully offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind to any person to induce such person (1) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid or (2) to purchase, lease, order, or arrange for or recommend purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Medicare or Medicaid.

     III.9     Environmental Protection. Except as would not reasonably be
               ------------------------
expected to have a Material Adverse Effect, PHC has obtained all permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by PHC for the operation of PHC's business under federal, state and local laws relating to pollution, protection of the environment or the generation or disposal of waste. Except as would not reasonably be expected to have a Material Adverse Effect, PHC is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations. Except as would not reasonably be expected to have a Material Adverse Effect, PHC is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as expressly disclosed on
Schedule 3.9 hereto and, except as would not reasonably be expected to have a
------------
Material Adverse Effect, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or statutory liability or, to PHC's knowledge, otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, or any pollutant, contaminant, or hazardous or toxic material or waste (including medical waste) with respect to PHC.

     III.10    Filing of Reports. All returns, reports, plans and filings of any
               -----------------
kind or nature necessary to be filed by PHC with any governmental authority have been properly completed and timely filed in compliance with all applicable requirements where failure to so file would have a Material Adverse Effect on PHC.

     III.11    Taxes.
               -----

               (a) All Tax Returns required to have been filed by PHC have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all material respects. Except as disclosed in Schedule 3.11, (i) PHC is not currently the beneficiary of any extension of time within which to file any Tax Return, and (ii) no claim has ever been made by any governmental authority in a jurisdiction where PHC does not file Tax

                                      23-

                    Returns that PHC is or may be subject to taxation by that jurisdiction.

               (b) All Taxes of PHC which have become due (without regard to any extension of the time for payment and whether or not shown on any Tax Return) have been paid. PHC has withheld and paid over to the applicable taxing authority all Taxes required to have been withheld and paid over and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of PHC, other than liens for Taxes not yet due and payable or for Taxes disclosed in Schedule 3.11 that are being contested in
                                       -------------
                    good faith through appropriate proceedings and for which adequate reserves have been established in the Financial Statements.

               (c) No deficiencies exist or have been asserted or are expected to be asserted (verbally or in writing) with respect to Taxes of PHC and PHC has not received notice nor does it expect to receive notice (verbally or in writing) that it has not filed a Tax Return or paid any Taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of PHC is currently in process, pending or threatened (verbally or in writing). No waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of PHC is in effect. There are no outstanding requests for rulings with any taxing authority relating to Taxes of PHC.

     III.12    Statements True and Correct. No representation or warranty made
               ---------------------------
by PHC herein, nor any statement, certificate or instrument furnished or to be furnished by PHC pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein not misleading.

     III.13    Reorganization Matters.  Following the Merger, the Surviving
               ----------------------
Corporation will use a significant portion of Practice Group's historic business assets in a business, within the meaning of Treasury Regulations Section 1.368-1(d)(4).


                                  ARTICLE IV.
                             ADDITIONAL AGREEMENTS
                             ---------------------

     IV.1      Access and Inspection. From and after the date of this Agreement,
               ---------------------
PHC and its representatives and agents, on the one hand, and the Practice Group and the Shareholders and their representatives and agents, on the other hand, shall each have the right to enter the other's

                                      24-
premises during regular business hours to review, inspect and copy any and all books, records, documents or other information concerning the operation of the Practice or PHC (as the case may be) as the other may reasonably request (the "Due Diligence Inspection"). Following Closing, the Shareholders, on the one hand, and PHC, on the other hand, shall continue to provide the other with access to any and all financial and other records of the other as the other may reasonably request in order to operate the Practice or the business of PHC, as the case may be, to file any reports or respond to inquiries or investigations including, without limitation, (i) the preparation or examination of tax returns, (ii) the preparation of documents in connection with any proposed public offering of any class of the capital stock of PHC or of debt instruments of PHC, or (iii) for any other reasonable business purpose in connection with the operation of the Practice or the business of PHC.

     IV.2      Cooperation in Meeting Filing Requirements. Shareholders,
               ------------------------------------------
Practice Group and PHC shall cooperate in preparing, executing and filing such requests, applications, information and other submittals as may be required by any federal or state governmental agency or authority having jurisdiction over the assets or properties of Practice Group or the Practice, for the purpose of consummating the transactions contemplated herein and operation of the Practice.

     IV.3      Post Closing Audit of Practice Group. Shareholders shall
               ------------------------------------
cooperate with and assist PHC and its accountants and other representatives in preparing audited financial statements of Practice Group for any time period ending prior to the Closing Date.

     IV.4      Conversion of PHC Shares. In the event that (i) PHC should
               ------------------------
conduct an underwritten public offering of any class of its capital stock or otherwise access the public markets for capital in a transaction that would require registration under the Securities Act or would require PHC to file reports under the Securities Exchange Act of 1934, as amended, and (ii) such transaction (the "Non-Triggering Transaction") would not trigger the conversion (the "Conversion") of the PHC Shares into the Voting Common Stock of PHC as provided in PHC's certificate of incorporation, PHC shall promptly either (x) offer the Shareholders the right to exchange their PHC Shares for PHC's Voting Common Stock on the same terms and effective as of such time as if the Non-Triggering Transaction had triggered the Conversion or (y) amend PHC's certificate of incorporation to provide for such Non-Triggering Transaction to trigger the Conversion effective as of the time of such Non-Triggering Transaction.

     IV.5      Further Assurances. Each party covenants that it will, in
               ------------------
connection with the Closing and from time to time after the Closing Date, execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     IV.6      Benefit Plans.
               -------------

               (a) Before Closing, Shareholders shall cause the entity carrying on the

                                      25-

                    Practice after Closing (the "New P.A.") to become the plan sponsor, employer and plan administrator of all plans identified on Schedule 2.12 which are in effect at that
                                  -------------
                    time.

               (b) PHC or an affiliate thereof shall employ, as employees at will, all persons (other than physician Shareholders and employees who perform clinical/medical services incident to the services of Shareholders) who are employees of Practice Group (the "Transferred Employees") in good standing on the Closing Date. As of the Closing Date, Shareholders shall cause the plans, agreements, arrangements and understandings set forth in Schedule 2.12 to be amended to provide for the
                                 -------------
                    eligibility of the Transferred Employees as "leased employees" in accordance with the applicable provisions of the Code and ERISA. Notwithstanding the foregoing, New P.A. shall not maintain a self-insured group health plan after the Closing Date.

     IV.7      Best Efforts to Close. Each party covenants that it will use its
               ---------------------
best efforts to fulfill the conditions precedent to closing as set forth in Articles VI and VII and to consummate the transactions contemplated hereby as
----------      ---
soon as is practicably possible.

     IV.8      Reorganization Matter.  No party to this Agreement shall take any
               ---------------------
position on any Tax Return inconsistent with qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.


                                  ARTICLE V.
            CONDUCT OF BUSINESS OF PRACTICE GROUP AND SHAREHOLDERS
            ------------------------------------------------------
                                PENDING CLOSING
                                ---------------

     Shareholders and Practice Group jointly and severally covenant and agree that, without the prior written consent of PHC, between the date of this Agreement and the Closing:

     V.1       Disposition of Assets.  The operation of the Practice shall be
               ---------------------
conducted only in the ordinary course, and, except for the assets and properties set forth in Schedule 5.1 hereto or inventory or supply items disposed of in the
             ------------
ordinary course of business, Practice Group shall not dispose of any interest of any kind in the assets or properties of Practice Group nor incur nor guarantee any obligations for borrowed money, except as otherwise permitted by this Agreement.

     V.2       Sale of Shares. Shareholders and Practice Group shall not sell or
               --------------
transfer, or consent to the issuance, sale or transfer of, any shares of capital stock in Practice Group or any option, warrant or other right to acquire an equity interest in Practice Group.

                                      26-

     V.3       Contracts. Practice Group will not enter into any contract or
               ---------
other arrangement except in the ordinary course of business and then only if such contract or arrangement would not have a Material Adverse Effect on the operation of the Practice.

     V.4       Condition of Assets.  Practice Group will maintain its assets in
               -------------------
substantially the same condition as they are in on the date of this Agreement, ordinary wear and tear excepted.

     V.5       Liens; Encumbrances.  Practice Group will not sell, transfer or
               -------------------
otherwise dispose of, nor mortgage, pledge or subject to any lien, charge or other encumbrance, any of the assets or any interest in the rights, except (i) as otherwise permitted by this Agreement and (ii) for inventory or supply items disposed of in the ordinary course of business.

     V.6       Conversion to Business Corporation. Practice Group will convert
               ----------------------------------
from a professional corporation to a business corporation or other entity which would be permitted to consummate the transactions contemplated hereby in accordance with applicable laws.


                                  ARTICLE VI.
                       CONDITIONS TO OBLIGATIONS OF PHC
                       --------------------------------

     The obligations of PHC to close the transactions contemplated hereby are subject to the satisfaction, at or prior to Closing, of each of the following conditions:

     VI.1      Necessary Approvals. Except as set forth in Schedule 6.1, PHC
               -------------------                         ------------
shall have received all (i) licenses, consents, permits and approvals, if any, necessary in order for the New P.A. to operate the Practice in substantially the same manner as Practice Group; (ii) consents necessary to consummate the transactions contemplated by this Agreement, including the consents of (x) third party lenders, (y) E.G.L. Holdings, Inc., an investor in PHC and (z) the investors in PHC pursuant to the terms of the Securities Purchase Agreement dated June 16, 1997 among PHC and such investors; and (iii) the approval of the Board of Directors of PHC. In the event that, following the execution of this Agreement, PHC is unable to consummate the transactions contemplated herein because of its failure to obtain the consents set forth in subclauses (x) through (z) above, PHC shall reimburse the Practice Group for the reasonable legal fees incurred by Practice Group in connection with the negotiation and documentation of this Agreement and ancillary agreements (provided, however, that under no circumstances shall PHC be obligated to reimburse the Practice Group to the extent that the legal fees incurred by the Practice Group exceed Twenty Thousand Dollars ($20,000.00).

     VI.2      Representations and Warranties. The representations and
               ------------------------------
warranties of the Shareholders and Practice Group set forth in this Agreement, or any document or instrument delivered to PHC hereunder, that are qualified as to materiality shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date and all other representations and warranties of the Shareholders and Practice Group set

                                      27-
forth in this Agreement, or any document or instrument delivered to PHC hereunder, shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects at the Closing Date.

     VI.3      Performance; Covenants. All of the terms, covenants and
               ----------------------
conditions of this Agreement to be complied with or performed by Shareholders or Practice Group at or prior to Closing shall have been complied with and performed in all material respects.

     VI.4      Closing Deliveries. The following documents shall have been
               ------------------
delivered to PHC:

               (a) An Acquisition Restrictive Covenant Agreement executed by Shareholders in substantially the form of Exhibit B;
                                                              ---------

               (b) A Practice Management Agreement executed by Shareholders in substantially the form of Exhibit C;
                                              ---------

               (c) A certificate dated the Closing Date signed by a duly authorized officer of Practice Group certifying that the representations and warranties are true and correct as of the date of such certificate and that Shareholders and Practice Group have fulfilled the conditions of this Section
                                                                         -------
                    64;
                    --

               (d) Unanimous Consent Resolutions of the Board of Directors and Shareholders of Practice Group in form and substance satisfactory to PHC approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized representative of Practice Group;

               (e) Written consents of all third parties necessary for the consummation of the transactions contemplated by this Agreement and the operation of the Practice by the New P.A. as currently being operated (except to the extent disclosed in Schedule 6.1);
                       ------------

               (f) All of the books and records of the Practice Group related to the operation of the Practice including, but not limited to: (i) the books of accounts, contracts and agreements to which either the Practice Group or the Practice is a party and (ii) such other documents or certificates as shall be reasonably requested by PHC (notwithstanding the foregoing, it is acknowledged by the parties that (i) such books and records shall remain in the Cincinnati metropolitan area indefinitely after Closing and (ii) the Shareholders shall be permitted reasonable access to such books and records after Closing);

                                      28-

               (g) An opinion of counsel of Practice Group in substantially the form of Exhibit D attached hereto;
                            ---------

               (h)  The Investment Agreement in the form of Exhibit E attached
                                                            ---------
                    hereto executed by the Shareholders pursuant to this Agreement (the "Investment Agreement");

               (i) Tail insurance policies as may be reasonably required by PHC for any and all former professional employees and/or shareholders of the Practice Group; and

               (j) Such other documents as counsel for PHC shall reasonably request, including, without limitation, any documents required to be filed with any governmental body.

     VI.5      Private Offering Memorandum. Each Shareholder shall have reviewed
               ---------------------------
the Private Offering Memorandum (the "Memorandum") of PHC and returned to PHC within forty-eight (48) hours of the receipt by the Shareholder of the Memorandum an acknowledgment (substantially in the form attached hereto as
Exhibit I) of such Shareholder's (i) review of the Memorandum and (ii) intention
---------
to proceed with the transactions contemplated by this Agreement.


                                 ARTICLE VII.

         CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS AND PRACTICE GROUP
         ------------------------------------------------------------

     The obligations of Shareholders and Practice Group to close the transaction contemplated hereby are subject to the satisfaction, at or prior to Closing, of each of the following conditions:

     VII.1     Representations and Warranties. The representations and
               ------------------------------
warranties of PHC set forth in this Agreement, or any document or instrument delivered to the Shareholders and Practice Group hereunder, that are qualified as to materiality shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date and all other representations and warranties of PHC set forth in this Agreement, or any document or instrument delivered to the Shareholders and Practice Group hereunder, shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects at the Closing Date.

     VII.2     Performance; Covenants. All of the terms, covenants and
               ----------------------
conditions of this Agreement to be complied with or performed by PHC at or prior to Closing shall have been complied with and performed in all material respects.

                                      29-

     VII.3     Closing Deliveries. The following documents shall have been
               ------------------
delivered to the Shareholders and the Practice Group:

               (a)  The PHC Shares (to the extent set forth in Annex I);
                                                               -------

               (b) A certificate dated the Closing Date signed by duly authorized representatives of PHC certifying that the representations and warranties are true and correct on the date of such certificate and that PHC has fulfilled all of the conditions of this Section 7.3;
                                           -----------

               (c) Consent Resolutions of the Board of Directors of PHC approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized representative of PHC.

               (d) An opinion of counsel of PHC in substantially the form of Exhibit F attached hereto;
                    ---------

               (e)  The Investment Agreement;

               (f)  The Letter Agreement in substantially the form of Exhibit G
                                                                      ---------
                    attached hereto;

               (g) The Agreement regarding Certain Shareholders substantially in the form of Exhibit H attached hereto and any deliveries
                                   ---------
                    required thereby; and

               (h) Such other documents necessary for the consummation of the transactions contemplated herein as counsel for Shareholder shall reasonably request, including, without limitation, any documents required to be filed with any governmental body.

     VII.4     Private Offering Memorandum. Each of the Shareholders shall have
               ---------------------------
received the Memorandum at least forty-eight (48) hours prior to Closing and shall have elected to proceed with the transactions contemplated by this Agreement within forty-eight (48) hours after receipt of the Memorandum.


                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

     VIII.1    Indemnification by Shareholders. Subject to the terms and
               -------------------------------
conditions of this Article VIII, Shareholders, jointly and severally, agree to
                   ------------
indemnify, defend, and hold PHC

                                      30-
harmless from, against, for, and in respect of any and all Losses (as defined below) asserted against, relating to, imposed upon, or incurred by PHC by reason of, resulting from, based upon, or arising out of:

               (a) The inaccuracy, untruth, or incompleteness of any representation or warranty of Practice Group and/or Shareholder contained in or made pursuant to this Agreement;

               (b) The failure of Practice Group and/or any Shareholder to comply with any of the covenants made by Practice Group and/or a Shareholder in this Agreement;

               (c) The conduct of the Practice and business of Practice Group on or prior to the Closing Date, other than for liabilities disclosed in the Schedules hereto or in the Financial Statements; and

               (d) Taxes of any Shareholder arising from or as a result of the transactions contemplated by this Agreement and all sales, use, transfer, registration or similar Taxes arising from or as a result of the transactions contemplated by this Agreement (regardless of upon whom imposed).

In the event that any Losses are asserted against, imposed upon, or incurred by PHC prior to the date on which PHC is obligated to remit the Withheld Amount, as adjusted, to the Shareholders pursuant to Section 1.4, and for which the
                                          -----------
Shareholders would be required to indemnify PHC pursuant to this Section, PHC shall have the option, but not the obligation, to subtract the amount of the Losses from the Withheld Amount. The preceding sentence provides for a non-exclusive remedy and shall in no way limit PHC's right to be indemnified by the Shareholders for any and all Losses that may be asserted against, imposed upon, or incurred by PHC at any time.

     VIII.2    Indemnification by PHC. Subject to the terms and conditions of
               ----------------------
this Article VIII, PHC agrees to indemnify, defend and hold Shareholders
     ------------
harmless from, against, for and in respect of any and all Losses (as defined below) asserted against, relating to, imposed upon, or incurred by Practice Group and/or Shareholders by reason of, resulting from, based upon, or arising out of:

               (a) The inaccuracy, untruth, or incompleteness of any representation or warranty of PHC contained in or made pursuant to this Agreement; and

               (b) The failure of PHC to comply with any of the covenants made by PHC in this Agreement.

     VIII.3    Definition of Losses.  For the purposes of this Article VIII,
               --------------------                            ------------
"Losses" shall mean

                                      31-
any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' and other professional fees, and expenses incurred in the investigation, preparation, defense, and settlement of any claim, loss, damage, or liability as to which a party is entitled to indemnification hereunder.

     VIII.4    Notice and Opportunity to Defend.
               --------------------------------

               (a) The party indemnified hereunder (the "Indemnified Party") shall notify in writing the indemnifying party (the "Indemnifying Party") within thirty (30) days after a claim is presented to the Indemnified Party, and the Indemnifying Party shall defend such claim at its expense. If the Indemnifying Party does not defend or settle such claim, the Indemnified Party may do so without the Indemnifying Party's participation, in which case the Indemnifying Party shall pay the expenses of such defense, and the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent. If the Indemnified Party fails to notify the Indemnifying Party, and if the Indemnifying Party is thereby materially prejudiced by such failure of notice in its defense of the claim, the Indemnifying Party's obligation of indemnity hereunder shall be extinguished with respect to such claim to the extent that the Indemnifying Party has been prejudiced by the failure to give such notice.

               (b) Anything herein to the contrary notwithstanding, no party shall make any claim against any other party pursuant to this Article VIII unless the dollar amount of all Losses
                         ------------
                    suffered or incurred by the party seeking such indemnity hereunder shall exceed, in the aggregate, the amount of Fifty Thousand and No/100 Dollars ($50,000.00). If such amount is exceeded, the Indemnifying Party shall be required to pay the amount by which such aggregate Losses exceed Fifty Thousand and No/100 Dollars ($50,000.00) (up to an amount (the "Cap Amount") equal to the sum of (i) the cash portion of the Purchase Price plus (ii) the then Fair Market Value of any PHC Shares then held by the Shareholders plus
                    (iii) the cash proceeds from any and all sales of PHC Shares by the Shareholders and without deduction for such Fifty Thousand and No/100 Dollars ($50,000.00) threshold amount) for which indemnification rights and obligations are provided under this Article VIII. "Fair Market Value" per
                                        ------------
                    share as used in this paragraph means (if the PHC Shares are then listed on a national securities exchange) the average closing price per share over the five business days ending two business days prior to the date of valuation, or (if the PHC Shares are not listed on a national securities exchange) the price per share determined by an independent certified public accounting

                                      32-
                    firm (the cost of which shall be borne equally between the Shareholders, on the one hand, and PHC and the other hand) selected by PHC and reasonably satisfactory to a majority in interest of the Shareholders. Payments by the Shareholders to PHC pursuant to this Article VIII may be in cash or the PHC Shares (valued at Fair Market Value); provided, however, that in the event that PHC shall incur indebtedness pursuant to a financing arrangement with a third party in connection with the payment of the Purchase Price, all payments to PHC by the Shareholders pursuant to this Article VIII shall be made in cash (up to an amount equal to the cash portion of the Purchase Price) until such time as the third party financing arrangement has been extinguished.

                    The foregoing notwithstanding, the Cap Amount shall not apply to Losses suffered or incurred in connection with (i) medical malpractice or professional liability claims in excess of the insured limits provided for in the professional liability insurance policies maintained for the benefit of the Practice Group and professional employees and/or shareholders of the Practice; (ii) violations by the Practice Group or the Shareholders of any of the billing practices or Fraud and Abuse laws, rules and regulations referenced in Section 3.8 hereof; (iii) violations by the
                                  -----------
                    Practice Group or the Shareholders of the Civilian Health and Medical Program of the Uniformed Service ("CHAMPUS") and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in U.S. (S)(S)1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations, (including 32 C.F.R. (S)199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time (iv) the Civilian Health and Medical Program of the Department of Veteran Affairs ("CHAMPVA") and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including (a) all federal statutes (whether set forth in 38 U.S.C. (S)1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R.
                    (S)17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time and (v) violations by the Practice Groups or the Shareholders of the representations and warranties contained in Section 2.24.
                       ------------


                                      33-

               (b) Anything herein to the contrary notwithstanding, no party shall be liable to any other party under this Article VIII
                                                                  ------------
                    for punitive or consequential damages, including lost profits, except to the extent contained in a settlement, award or judgment obtained by a third party.

     VIII.5    Effect of Investigation by PHC. No investigation or inquiry made
               ------------------------------
by PHC of Shareholders or Practice Group or its books and records and financial condition shall, regardless of the Closing of the transactions contemplated hereby, affect or limit any representation or warranty made by Shareholders or Practice Group to PHC in this Agreement or in any Schedule delivered by any of them pursuant hereto or any right of indemnification of PHC under Section 8.1
                                                                  -----------
hereof.


                                  ARTICLE IX.
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     IX.1      Notices. Any notice required or permitted by this Agreement or
               -------
any agreement or document executed and delivered in connection with this Agreement shall be deemed to have been served properly if transmitted by certified mail, return receipt requested, with proper postage prepaid or sent by overnight carrier or by personal delivery, addressed to the respective party to whom such notice relates at the following addresses:

     If to PHC:          Physician Health Corporation
                         One Lakeside Commons
                         990 Hammond Drive, Suite 300
                         Atlanta, Georgia 30328
                         Attention: Sarah C. Garvin, President

     With a copy to:     Physician Health Corporation
                         One Lakeside Commons
                         990 Hammond Drive, Suite 300
                         Atlanta, Georgia 30328
                         Attention: Daniel M. Epstein, M.D., Esq.

     And a Copy to:      Jackson Walker L.L.P.
                         901 Main Street, Suite 6000
                         Dallas, Texas  75202
                         Attention: James S. Ryan, III

                                      34-

     If to Practice Group          GCGA Physicians
       or the Shareholders:        2924 Vernon Place, Suite 100
                                   Cincinnati, Ohio  45219
                                   Attention: Dan Walker

     With a Copy to:               Katz, Teller, Brant & Hild
                                   255 East Fifth Street
                                   2400 Chemed Building
                                   Cincinnati, Ohio  45202
                                   Attention: Robert E. Brant, Esq.

or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received: (a) if transmitted by certified mail, return receipt requested, with proper postage prepaid, upon the fifth (5/th/) business day after mailing; (b) if transmitted by overnight carrier, on the next business day and (c) if transmitted by personal delivery, upon receipt.

     IX.2      Successors and Assigns.  PHC may assign its rights under this
               ----------------------
Agreement to any affiliated entity, but otherwise this Agreement shall not be assignable, by operation of law or otherwise, without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties, their successors and assigns.

     IX.3      Entire Agreement.  This Agreement and the Exhibits, Schedules,
               ----------------
certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     IX.4      Governing Law; Severability. This Agreement shall be governed by
               ---------------------------
and construed in accordance with the laws of the State of Georgia, but excluding the conflicts laws of the State of Georgia. The parties consent to the jurisdiction of such courts. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     IX.5      No Brokers. Shareholders, Practice Group and PHC each represent
               ----------
to the others that no broker or finder has been employed in connection with the transactions hereunder.

     IX.6      Schedules and Exhibits. All Schedules and Exhibits attached to
               ----------------------
this Agreement

                                      35-
are by reference made a part hereof.

     IX .7     Waivers. No failure on the part of any party hereto to exercise,
               -------
and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     IX.8      Headings. The headings contained in this Agreement are for
               --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IX.9      Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     IX.10     Confidentiality.  The parties agree that they will not make any
               ---------------
disclosure about the existence or contents of this Agreement or activities relating to the consummation of the transactions contemplated herein without prior approval of the other party, except as may be required by law, as may be necessary to obtain the required consents, licenses, permits or approvals pursuant to Section 6.1 herein, or as may be necessary in the ordinary course of
            -----------
business of PHC.

     IX.1I     Mediation. Except as provided in Section 1.9 of this Agreement,
               ---------
the parties agree to utilize the following procedure with regard to any contention or claim arising out of or relating to this Agreement (a "Dispute") if any such Dispute can not be settled through direct discussions.

               (a) Initiation of Procedure: The initiating party shall give written notice to the other parties describing the nature of the Dispute, its claim for relief and identifying one or more individuals with authority to resolve the Dispute on such party's behalf. The other parties shall each have five business days from receipt of such notice within which to designate in writing one or more individuals with authority to resolve the Dispute on each other party's behalf.

               (b) Selection of Mediator: Within ten business days from the last date of designation by the noninitiating parties, the parties shall make a good faith effort to select a person to mediate the Dispute. If no mediator has been selected under this procedure, the parties shall jointly request a State or Federal District Judge of their choosing to supply within ten business days a list of potential qualified attorney-mediators in Cincinnati, Ohio. Within

                                      36-
                    five business days of receipt of the list, the parties shall rank the proposed mediators in numerical order of preference, simultaneously exchange such lists and select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they select a mediator.

               (c) Time and Place for Mediation; Parties Represented: In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time in Cincinnati, Ohio for the mediation, such time to be no later than sixty days after selection of the mediator. In the mediation, each party shall be represented by a person with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel.

               (d) Conduct of Mediation: The mediator shall determine the format for the meetings and the mediation sessions shall be private. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosure of the information to the other parties. The parties agree that the mediation shall be governed by such rules as the mediator shall reasonably prescribe.

               (e) Fees of Mediator; Disqualification: The reasonable fees and expenses of the mediator shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the Dispute and any related matters.

               (f) Confidentiality: Mediation is a compromise negotiation for purposes of Federal and state rules of evidence and constitutes privileged communication. The entire mediation process is confidential, and such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible in any legal proceeding for any purpose.

     IX.12     Binding Arbitration.  If any Dispute cannot be settled through
               -------------------
mediation as set forth in Section 9.11 above, such Dispute shall be settled
                          ------------
solely by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered and enforced in any court having jurisdiction thereof. The parties agree to execute a complete written Arbitration Agreement (requiring binding arbitration and setting forth in detail procedures for arbitration) within ten days of the close of any unsuccessful mediation proceeding. If the parties cannot agree on a binding Arbitration Agreement, such agreement shall, within twenty days of the close of the unsuccessful mediation proceedings, be prepared and submitted to each party by the mediator and such agreement in the form submitted by the mediator shall be binding on both parties as to all arbitration procedures.

                                      37-

     IX.13     Breach of Mediation and/or Arbitration Provisions. In the event
               -------------------------------------------------
any party shall breach the terms of Sections 9.11 or 9.12 above regarding
                                    -------------    ----
mediation and arbitration, the parties agree the following shall occur:

               (a) The non-breaching party/parties may, no earlier than five days after written notice to the breaching party/parties, apply to a court of competent jurisdiction for specific enforcement of the mediation and arbitration procedures set forth herein;

               (b) The breaching party/parties shall pay all costs and expenses of such breach to the non-breaching party/parties, including attorney's fees, travel expenses and mediator fees;

               (c) Upon a judicial determination of a material breach, the breaching party/parties hereby waive(s) and relinquish(es) all claims of treble, punitive damages or similar damages or claims of irreparable harm concerning the Dispute in question, and further waives all objections to the non-breaching parties' claim of treble, punitive or similar damages or claims of irreparable harm concerning said Dispute; and

               (d) The breaching party/parties shall pay all other actual and special damages to the non-breaching party/parties that result from such breach.

               (e) Other Damages: In addition to the agreed consequences of breach set out above, the parties hereby agree any court obtaining jurisdiction over the involved Dispute shall, upon the court's discretion, have the authority to impose the consequences set out in the Rules of Civil Procedure of the court, for the failure of a party to cooperate in discovery and pretrial matters, including, but not limited to, the striking of a party's pleadings, award of attorney's fees and costs, and such other remedies as the court may deem appropriate. The remedies set forth in this subparagraph are in addition to the court's contempt and other judicial power.

     IX.14     Expenses.  Each party shall bear its own expenses incurred in the
               --------
preparation, negotiation and performance of this Agreement; provided, however, that the Shareholders shall bear all of the expenses of the Practice Group so incurred.

     IX.15     No Third Party Beneficiaries. Nothing contained in this Agreement
               ----------------------------
(express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                                      38-

     IX.16     Survival. Except for the provisions of Section 2.9(b), Section
               --------                               --------------  -------
2.24, Section 3.8, Section 3.11, Section 4.1, Section 4.2, Section 4.3, Section
----  -----------  ------------  -----------  -----------  -----------  -------
4.4, Section 4.5, Section 4.8, Section 8.1(d), Section 9.10, Section 9.11,
---  -----------  -----------  --------------  ------------  ------------
Section 9.12 and Section 9.13, which shall continue in full force and effect
------------     ------------
indefinitely, the provisions of Articles I, II, III, IV and VIII of this
                                --------------  ---  --     ----
Agreement shall survive the Closing and continue in full force and effect until eighteen (18) months after the Closing Date.

     IX.17     Attorney-Client Privilege. Except in connection with the
               -------------------------
enforcement of this Agreement and/or as set forth below, Practice Group hereby conveys to the Shareholders, effective as of the Closing, the right to invoke the attorney-client privilege with respect to all matters involving any or all of the Shareholders in their dealings with Practice Group or otherwise to the extent that such privilege may be possessed by Practice Group. Except in connection with the enforcement of this Agreement and/or as set forth below, neither PHC nor Practice Group shall object to the assertion of the attorney-client privilege by any or all of the Shareholders, or waive the attorney-client privilege, regarding any matter involving legal services performed for Practice Group or any or all of the Shareholders prior to Closing. Notwithstanding the foregoing, nothing contained herein shall be construed in any way to prevent PHC, its affiliates or their successors and assigns from investigating any alleged breach of this Agreement and/or enforcing any provision of this Agreement against the Shareholders, and the Practice Group and the Shareholders shall cooperate fully with PHC in connection with any such matter. This provision shall be binding upon Practice Group, PHC and their successors and assigns, and shall survive the Closing.

                                      39-

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                    GREATER CINCINNATI
PHYSICIAN HEALTH CORPORATION        GASTROENTEROLOGY ASSOCIATES,
                                    INC.


By:_____________________________    By:______________________________
   Sarah C. Garvin, President                     M.D.

                                    THE SHAREHOLDERS

                                    _________________________, M.D.
                                    George D. Waissbluth, M.D.

                                    _________________________, M.D.
                                    Ronald C. Schneider, M.D.

                                    _________________________, M.D.
                                    Michael A. Safdi, M.D.

                                    _________________________, M.D.
                                    Alan V. Safdi, M.D.

                                    _________________________, M.D.
                                    Michael D. Kreines, M.D.

                                    _________________________, M.D.
                                    Kris Ramprasad, M.D.

                                    _________________________, M.D.
                                    Kim R. Jurell, M.D.

                                    _________________________, M.D.
                                    David G. Mangels, M.D.

                                    _________________________, M.D.
                                    Pradeep K. Bekal, M.D.

                                    _________________________, M.D.
                      Daniel G. Walker Trust by Alan V. Safdi, M.D., Trustee

                                      40-

                                   EXHIBIT A
                                   ---------

                      LIST OF SHAREHOLDERS AND ADDRESSES

George D. Waissbluth, M.D.                 David G. Mangels, M.D.
________________________________           ________________________________
________________________________           ________________________________
________________________________           ________________________________

Ronald C. Schneider, M.D.                  Pradeep K. Bekal, M.D.
________________________________           ________________________________
________________________________           ________________________________
________________________________           ________________________________


Michael A. Safdi, M.D.                      Alan V. Safdi, M.D.
________________________________           ________________________________
________________________________           ________________________________
________________________________           ________________________________



Michael D. Kreines, M.D.                    Kris Ramprasad, M.D.
________________________________           ________________________________
________________________________           ________________________________
________________________________           ________________________________


Kim R. Jurell, M.D.                        Alan V. Safdi, Trustee
________________________________           ________________________________
________________________________           ________________________________
________________________________           ________________________________

                                      1-

                                   EXHIBIT B
                                   ---------


                  ACQUISITION RESTRICTIVE COVENANT AGREEMENT

                                  EXHIBIT C
                                  ---------

                         PRACTICE MANAGEMENT AGREEMENT

                             EXHIBIT D
                             ---------

                     OPINION OF COUNSEL OF PRACTICE GROUP

                                  EXHIBIT E
                                  ---------

                             INVESTMENT AGREEMENT

                                  EXHIBIT F
                                  ---------

                           OPINION OF COUNSEL OF PHC

                                EXHIBIT G
                                ---------

                               LETTER AGREEMENT

                                EXHIBIT H
                                ---------

                   AGREEMENT REGARDING CERTAIN SHAREHOLDERS

                                EXHIBIT I
                                ---------

                                ACKNOWLEDGMENT

                                    ANNEX I
                                    -------

                                PURCHASE PRICE

                             SCHEDULE 2.2
                             ------------

              REQUIRED CONSENTS RELATING TO SELLER'S OBLIGATIONS

                             SCHEDULE 2.3
                             ------------

                          LICENSES AND AUTHORIZATIONS

                             SCHEDULE 2.4
                             ------------

                         LEASE AND LICENSE AGREEMENTS

                             SCHEDULE 2.5
                             ------------

                    FINANCIAL STATEMENTS OF PRACTICE GROUP

                             SCHEDULE 2.6
                             ------------

                              ABSENCE OF CHARGES

                             SCHEDULE 2.7
                             ------------

                             LITIGATION AND CLAIMS

                             SCHEDULE 2.8
                             ------------

                            UNDISCLOSED LIABILITIES

                             SCHEDULE 2.9
                             ------------

             VIOLATIONS OF LAW; TRANSACTIONS WITH REFERRAL SOURCES

                             SCHEDULE 2.10(A)
                             ----------------

                                 OWNED ASSETS

                             SCHEDULE 2.10(B)
                             ----------------

                               LEASED EQUIPMENT

                             SCHEDULE 2.10(C)
                             ----------------

                     EQUIPMENT, UTILITY AND OTHER DEPOSITS

                             SCHEDULE 2.10(D)
                             ----------------

                         EXCEPTIONS TO TITLE TO ASSETS

                                SCHEDULE 2.11
                                -------------


                                 INDEBTEDNESS

                                SCHEDULE 2.12
                                -------------


           EMPLOYMENT CONTRACTS, UNION AGREEMENTS AND BENEFIT PLANS

                                SCHEDULE 2.13
                                -------------


            EXCEPTIONS TO COMPLIANCE WITH EMPLOYMENT AND LABOR LAWS

                                SCHEDULE 2.14
                                -------------


                  CONTRACTS AND AGREEMENTS OF PRACTICE GROUP

                                SCHEDULE 2.15
                                -------------


                           ENVIRONMENTAL PROTECTION

                                SCHEDULE 2.17
                                -------------


                              INSURANCE POLICIES

                                SCHEDULE 2.18
                                -------------


                              ACCOUNTS RECEIVABLE

                                SCHEDULE 2.19
                                -------------


                               ACCOUNTS PAYABLE

                                SCHEDULE 2.21
                                -------------


                        INSPECTIONS AND INVESTIGATIONS

                                SCHEDULE 2.22
                                -------------


                   OWNERSHIP OF MEDICAL SERVICE PRACTICE(S)

                                SCHEDULE 2.24
                                -------------


                                    TAXES

                                SCHEDULE 3.2
                                ------------


             ABSENCE OF CONFLICTING AGREEMENT OR REQUIRED CONSENTS




None, except as set forth in Section 6.1

                                SCHEDULE 3.3
                                ------------


                            CAPITAL STOCK OF PHC




Please see attached

                                SCHEDULE 3.5
                                ------------


                         LITIGATION AND CLAIMS OF PHC




None

                                SCHEDULE 3.6
                                ------------


                       FINANCIAL STATEMENTS OF PHC




Please see attached

                                SCHEDULE 3.7
                                ------------


                         UNDISCLOSED LIABILITIES

                                SCHEDULE 3.9
                                ------------


                                 COMPLIANCE




None

                                SCHEDULE 3.11
                                -------------


                                    TAXES




None

                                SCHEDULE 5.1
                                ------------


                           DISPOSITION OF ASSETS

                                SCHEDULE 6.1
                                ------------


                            NECESSARY APPROVALS




1.   Consents referenced in Section 4.11 of the Due Diligence Checklist.